Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Dec 31, 2001
Payment Date	Jan 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.895630%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2002	Dec 17, 2001	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	120,268,116	24,957,655	32,439,121	23,586,493	10,412,134	19,717,248
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.065630%	2.215630%	2.315630%	2.545630%	2.895630%
Interest/Yield Payable on the Principal Balance	200,124	44,545	60,511	48,368	24,287
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	200,124	44,545	60,511	48,368	24,287
Interest/Yield Paid	200,124	44,545	60,511	48,368	24,287

Summary

Beginning Security Balance	120,268,116	24,957,655	32,439,121	23,586,493	10,412,134	19,717,248
Beginning Adjusted Balance	120,268,116	24,957,655	32,439,121	23,586,493	10,412,134
Principal Paid	4,224,711	876,683	1,139,483	828,519	365,745	740,734
Ending Security Balance	116,043,405	24,080,972	31,299,637	22,757,974	10,046,389	19,024,717
Ending Adjusted Balance	116,043,405	24,080,972	31,299,637	22,757,974	10,046,389
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	116,091,610	24,080,972	31,299,637	22,757,974	10,046,389
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					6,765,462
Ending OC Amount as Holdback Amount						13,927,994
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2520450	$0.8526943	$0.8911770	$0.9796954	$0.6584409
Principal Paid per $1000	$5.3207946	$16.7818359	$16.7817853	$16.7818216	$9.9155560